Exhibit 13

906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2015 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed for purposes of Section 18 of the Exchange Act and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Jason C.S. Chang, the Chief Executive Officer, and Joseph Tung, the Chief Financial Officer of Advanced Semiconductor Engineering, Inc., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Advanced Semiconductor Engineering, Inc.

Date: April 29, 2016

By:	/s/Jason C.S. Chang
	Name:	Jason C.S. Chang
	Title:	Chief Executive Officer

By:	/s/ Joseph Tung
	Name:	Joseph Tung
	Title:	Chief Financial Officer

Exhibit 13-1